Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

September 21, 2015

Spectrum Brands, Inc.

3001 Deming Way

Middleton, Wisconsin 53562

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Spectrum Brands, Inc., a Delaware corporation (the “Company”), each of the entities listed on Schedule I hereto (each a “Delaware/New York Corporate Guarantor”), each of the entities listed on Schedule II hereto (each a “Delaware LLC Guarantor,” and together with the Delaware/New York Corporate Guarantors, the “Delaware/New York Guarantors”) and each of the entities listed on Schedule III hereto (each a “Non-Delaware/New York Guarantor,” and together with the Delaware/New York Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of $250,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2024 (the “2024 Exchange Notes”) and $1,000,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2025 (the “2025 Exchange Notes” and, together with the 2024 Exchange Notes, the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $250,000,000 aggregate principal amount of 6.125% Senior Notes due 2024 (the “2024 Initial Notes”) and $1,000,000,000 5.750% Senior Notes due 2025 (the “2025 Initial Notes” and, together with the 2024 Initial Notes, the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The 2024 Exchange Notes and the related Guarantees will be issued by the Company in accordance with the terms of the Indenture (the “2024 Notes Base Indenture”), dated as of December 4, 2014, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of February 24, 2015, among the Company, the guarantors party thereto and the Trustee, and as further supplemented by the supplemental indenture, dated as of June 23, 2015, among the Company, the guarantors party thereto and the Trustee (together, the “2024 Notes Supplemental Indentures” and, together with the 2024 Notes Base Indenture, the “2024 Notes Indenture”). The 2025 Exchange Notes and the related Guarantees will be issued by the Company in accordance with the terms of the Indenture (the “2025 Notes Base Indenture”), dated as of May 20, 2015, among the Company, the guarantors party thereto and the Trustee, as trustee, as supplemented by the supplemental indenture, dated as of June 23, 2015, among the Company, the guarantors party thereto and the Trustee (the “2025 Notes Supplemental Indenture,” together with the 2025 Notes Base Indenture, the “2025 Notes Indenture” and, together with the 2024 Notes Indenture, the “Indentures”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the 2024 Notes Base Indenture, including as an exhibit thereto, the form of 2024 Exchange Note, included as Exhibit 4.2 to the Registration Statement;

3.	the 2025 Notes Base Indenture, including as an exhibit thereto, the form of 2025 Exchange Note, included as Exhibit 4.3 to the Registration Statement;

4.	the 2024 Notes Supplemental Indentures;

5.	the 2025 Notes Supplemental Indentures;

6.	the Registration Rights Agreement, dated as of December 4, 2014 (the “2024 Notes Registration Rights Agreement”), among the Company, the guarantors party thereto and the initial purchasers named therein, included as Exhibit 10.5 to the Registration Statement; and

7.	the Registration Rights Agreement, dated as of May 20, 2015 (the “2025 Notes Registration Rights Agreement”) among the Company, the guarantors party thereto and the initial purchasers named therein, included as Exhibit 10.6 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company and each Delaware/New York Corporate Guarantor that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and each Delaware Corporate Guarantor, certified by the Company, and each such Delaware/New York Corporate Guarantor, respectively, as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company and the Delaware/New York Corporate Guarantors, relating to the issuance of the Exchange Notes and the Guarantees, respectively, certified by the Company and each such Delaware/New York Corporate Guarantor, respectively; (ii) such limited liability company records of each Delaware LLC Guarantor that we have considered appropriate, including the certificate of formation and operating agreement of each Delaware LLC Guarantor and copies of the resolutions of the board of directors of the direct or indirect sole or managing member of each Delaware LLC Guarantor, relating to the issuance of the Guarantees, certified by the Company and each such Delaware LLC Guarantor, respectively; and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Documents and upon certificates of public officials and officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes will be in substantially the form attached to the applicable Indenture and that any information omitted from such form will be properly added, (iii) that each Non-Delaware/New York Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that each Non-Delaware/New York Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Indentures and the Guarantees, (v) that the execution, delivery and performance by each Non-Delaware/New York Guarantor of the Indentures and the Guarantees has been duly authorized by all necessary corporate action or limited liability company action, as applicable, and do not violate such party’s certificate or articles of incorporation, articles of association, by-laws, operating agreements or other organizational documents or the laws of its jurisdiction of organization and (vi) the due execution and delivery of the Indentures and the Guarantees by each Non-Delaware/New York Guarantor under the laws of its jurisdiction of organization.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the 2024 Initial Notes as set forth in the Registration Statement and in accordance with the terms of the 2024 Notes Indenture and the 2024 Notes Registration Rights Agreement, the 2024 Exchange Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the 2024 Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the 2024 Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the 2024 Initial Notes as set forth in the Registration Statement and in accordance with the terms of the 2024 Notes Indenture and the 2024 Notes Registration Rights Agreement, the Guarantees with respect to the 2024 Exchange Notes will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3. When duly issued, authenticated and delivered against the surrender and cancellation of the 2025 Initial Notes as set forth in the Registration Statement and in accordance with the terms of the 2025 Notes Indenture and the 2025 Notes Registration Rights Agreement, the 2025 Exchange Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the 2025 Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4. When the 2025 Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the 2025 Initial Notes as set forth in the Registration Statement and in accordance with the terms of the 2025 Notes Indenture and the 2025 Notes Registration Rights Agreement, the Guarantees with respect to the 2025 Exchange Notes will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Delaware/New York Corporate Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization
AAG IDQ Acquisition Corporation	Delaware
Applica Mexico Holdings, Inc.	Delaware
Armored AutoGroup Inc.	Delaware
Armored AutoGroup Intermediate Inc.	Delaware
Armored AutoGroup Parent Inc.	Delaware
Armored AutoGroup Sales Inc.	Delaware
IDQ Acquisition Corp.	Delaware
IDQ Holdings, Inc.	Delaware
ROV Holding, Inc.	Delaware
STP Products Manufacturing Company	Delaware
The Armor All/STP Products Company	Delaware
United Industries Corporation	Delaware
IDQ Operating, Inc.	New York

Schedule II

Delaware LLC Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization
AA Group (U.S.) – A LLC	Delaware
AA Group (U.S.) – B LLC	Delaware
National Manufacturing Mexico A LLC	Delaware
National Manufacturing Mexico B LLC	Delaware
ROV International Holdings LLC	Delaware
SB/RH Holdings, LLC	Delaware

Schedule III

Non-Delaware/New York Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization
National Openings, LLC	Pennsylvania
Salix Animal Health, LLC	Florida
Schultz Company	Missouri